Exhibit 10.4

STOCKHOLDER AGREEMENT

by and among

[NEW UNITI]

and

THE PARTIES HERETO

DATED AS OF [●]

TABLE OF CONTENTS

Table of Contents

(Continued)

Page

Section 6.9 Counterparts	21
Section 6.10 Exercise of Rights	21
Section 6.11 Rights Cumulative	21
Section 6.12 No Partnership	21

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STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT, dated as of [●] (as amended or restated from time to time, this “Agreement”), is made by and among [New Uniti], a Delaware corporation (the “Company”), Elliott Investment Management L.P., a Delaware limited partnership (“EIM”), Elliott Associates, L.P., a Delaware limited partnership (“Associates”), Elliott International, L.P., a Cayman Islands limited partnership (together with EIM and Associates, “Elliott”), Nexus Aggregator L.P. (“Nexus”), a Delaware limited partnership and DEVONIAN II ICAV, an Irish collective asset-management vehicle constituted as an umbrella fund with variable capital and segregated liability between sub-funds, authorized by the Central Bank of Ireland pursuant to the Irish Collective Asset-management Vehicles Act 2015 (as amended), acting solely for and on behalf of its sub-fund Devonian II-Sub-Fund I (“Devonian”) (each of Associates, Nexus and Devonian, an “Investor” and together, the “Investors”).1

W I T N E S S E T H:

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of May 3, 2024 (the “Merger Agreement”), by and between Uniti Group Inc., a Maryland corporation (“Uniti”), and Windstream Holdings II LLC, a Delaware limited liability company, among other things, Uniti became a wholly owned indirect Subsidiary of the Company, upon the terms and subject to the conditions set forth therein;

WHEREAS, as a result of the transactions contemplated by the Merger Agreement (the “Transactions”), Investors are the owners of certain Equity Securities of the Company, including the Subject Shares (as defined below); and

WHEREAS, the Company, Elliott and Investors desire to enter into this Agreement concerning the Equity Securities held, or to be held, by the Investor Participants (as defined below) and related provisions concerning the Investor Participants’ relationship with, and investment in, the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.1    Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

“Activist Investor” means, as of any date of determination, any Person who has been identified as an activist investor on the most-recently available “SharkWatch 50” list or, in the

1 Parties to include any other Elliott entity that holds any Uniti Group Inc. or Windstream Holdings II, LLC equity at closing.

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event that the “SharkWatch 50” list is no longer published, on a substantially similar reputable published list of the most prominent activist investors regularly relied on or cited to by industry associations, public authorities or proxy advisors in the context of activism activities, or any controlled Affiliate of such Persons. Notwithstanding the foregoing, in no event shall Elliott, the Other Former Wizard Investor and each of their respective Affiliates be deemed Activist Investors for purposes of this Agreement.

“Affiliate” means, with respect to a Person, any other Person controlling, controlled by or under common control with, such Person, excluding, in respect of such Person, any portfolio operating company (as such term is understood in the private equity industry). The term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise; provided, that in no event shall the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates (in each case after giving effect to the Transactions) be deemed to be Affiliates of the Investors or any of their respective Affiliates for purposes of this Agreement. For the avoidance of doubt, with respect to any Investor, any fund, account or investment vehicle will be deemed an Affiliate of such Investor if under common “control” as defined in the immediately preceding sentence.

“Agreement” has the meaning set forth in the Preamble.

“Associates” has the meaning set forth in the Preamble.

“Bankruptcy and Equity Exception” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation). The terms “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have a correlative meaning.

“Board” means, as of any date, the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day on which the commercial banks in New York City, New York are authorized or required by Law to close.

“Certificate of Designations” means that certain Certificate of Designations which creates and sets forth the terms of the Company’s Series A Preferred Stock.

“Closing” has the meaning attributed to it in the Merger Agreement.

“Closing Date” means the date on which the Closing occurs.

“Common Stock” means shares of common stock, par value $[•] per share, of the Company.

“Company” has the meaning set forth in the Preamble.

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“Company Competitor” means, at any time, any Person (other than the Company and its Subsidiaries) that is primarily engaged in operating a business of providing managed network communications and core transport solutions in the United States.

“Confidential Information” has the meaning set forth in Section 4.3(a).

“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) of a Person that increase in value as the value of any Equity Securities of such Person increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (a) such interest conveys any voting rights in such security, (b) such interest is required to be, or is capable of being, settled through delivery of such security or cash or (c) other transactions hedge the economic effect of such interest.

“Devonian” has the meaning set forth in the Preamble.

“Director” means any member of the Board.

“Elliott” has the meaning set forth in the Preamble.

“EIM” has the meaning set forth in the Preamble.

“Equity Securities” means (i) shares of any class of common, preferred or other capital stock of a Person, (ii) Derivative Instruments of a Person and (iii) any options, warrants, rights, units or securities of a Person or any of its Affiliates convertible or exercisable into or exchangeable for (whether presently convertible, exchangeable or exercisable or not) common, preferred or capital stock of such Person. For the avoidance of doubt, references to “Equity Securities” in this Agreement that do not specify the Person to which such “Equity Securities” relate shall be deemed to reference Equity Securities of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any federal, state, local, or foreign government or subdivision thereof, or any other governmental, administrative, arbitral, regulatory or self-regulatory authority (including Nasdaq and FINRA - Financial Industry Regulatory Authority), instrumentality, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“Investor” and “Investors” have the meanings set forth in the Preamble.

“Investor Designee” has the meaning set forth in Section 3.1(b).

“Investor Participant” means any holder of record of Equity Securities of the Company that is Elliott, any Investor or any of their respective Affiliates.

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“Laws” mean, collectively, any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

“Lock-Up Termination Date” has the meaning set forth in Section 5.1(a).

“Merger Agreement” has the meaning set forth in the Recitals.

“Nasdaq” means the Nasdaq Global Select Market, or any other national securities exchange on which the shares of Common Stock are then-listed.

“Nexus” has the meaning set forth in the Preamble.

“Open Window” means a period in which (i) the Company does not have in place any restrictions on the ability of members of the Board to trade in the securities of the Company or (ii) the Company is buying, selling or offering to sell securities of the Company in the public markets.

“Organizational Documents” means the certificates of incorporation and by-laws or comparable governing documents.

“Other Former Wizard Investor” has the meaning set forth in Schedule I.

“Party” and “Parties” mean Elliott, Investors and the Company.

“Permitted Transferee” means Elliott and any of its controlled Affiliates that is not a Company Competitor.

“Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust or other entity.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of [●], by and between the Company, Investors and the other parties thereto.

“Representative” has the meaning set forth in Section 4.3(a).

“Restricted Transferee” means any Person who is not a Permitted Transferee and who, to Elliott’s knowledge, is (i) a Company Competitor, (ii) an Activist Investor or (iii) any Person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who, immediately after giving effect to such Transfer, would Beneficially Own five percent (5%) or more of the total voting power of the Equity Securities of the Company (other than the Other Former Wizard Investor and its controlled Affiliates).

“SEC” has the meaning set forth in Section 4.1(a)(iii).

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Standstill Period” has the meaning set forth in Section 4.1(a).

“Stockholder Meeting” has the meaning set forth in Section 4.2.

“Subject Shares” means, together, (i) the [●] shares of Common Stock (inclusive of [●] shares of Common Stock issuable upon exercise of warrants) held by Elliott and its controlled Affiliates as of the date of this Agreement (as adjusted for stock splits, stock dividends, stock combinations and the like) and (ii), without duplication, any shares of Common Stock issued by the Company to Elliott or any of its controlled Affiliates in the future in connection with the redemption, repurchase or conversion of any shares of preferred stock of the Company held by Elliott or its controlled Affiliates as of the date of this Agreement. Whenever used in this Agreement, the term Subject Shares shall be calculated treating warrants as though they have been converted into shares of Common Stock.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Transactions” has the meaning set forth in the Recitals.

“Transfer” means, with respect to any Equity Securities, sell, dispose, assign, transfer, charge, donate, grant any lien in, exchange, pledge, encumber, hypothecate, or otherwise transfer or attempt to transfer all or any portion of such Equity Securities or any participation, right or interest therein (whether by merger, consolidation or otherwise by operation of law), in each case whether directly or indirectly (including through the transfer of any Equity Securities in any direct or indirect holding company holding Equity Securities or through the issuance and redemption by any such holding company of its Equity Securities, and through deposit into a voting trust or enter into a voting agreement or arrangement with respect to any such Equity Securities or grant any proxy or power of attorney with respect thereto), or any offer, agreement, contract or commitment to do any of the foregoing, and regardless of whether any of the foregoing is effected, with or without consideration, voluntarily or involuntarily, and by operation of law or otherwise.

“Uniti” has the meaning set forth in the Recitals.

“Warrant Agreement” means that certain Warrant Agreement, dated as of [●], between the Company and [●], as warrant agent.

Section 1.2    Other Definitional Provisions. Unless the express context otherwise requires:

(a)    The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Annex, Exhibit, Section or Schedule, such reference shall be to an Annex, Exhibit, Section or Schedule to this Agreement unless otherwise indicated. All Annexes, Exhibits, Sections or

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Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” when used in this Agreement is not exclusive. The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” References to any statute, rule, regulation, law or applicable Law shall be deemed to refer to such statute, rule, regulation, law or applicable Law as amended or supplemented from time to time and to any rules, regulations and interpretations promulgated thereunder. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Except as otherwise expressly provided herein, any reference in this Agreement to a date or time shall be deemed to be such date or time in New York, New York. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Except as otherwise expressly set forth herein, all amounts required to be paid hereunder shall be paid in United States currency in the manner and at the times set forth herein. The terms “Dollars” and “$” mean United States Dollars. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa, and references herein to any gender includes each other gender.

(b)    The Parties have participated jointly in negotiating and drafting this Agreement and each has been represented by counsel of its choosing. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Article II
REPRESENTATIONS AND WARRANTIES

Section 2.1    Representations and Warranties of the Company. The Company represents and warrants to Elliott and each Investor as of the execution of this Agreement that:

(a)    The Company is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)    The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c)    The execution, delivery and performance of this Agreement by the Company do not, and performance of its obligations hereunder will not, constitute or result in a breach or violation of, or a default under, the Organizational Documents of the Company or any material agreements of the Company.

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Section 2.2    Representations and Warranties of Investors.

(a)    Each Investor represents and warrants to the Company, severally and not jointly and only with respect to itself, as of the date of this Agreement, that:

(i)     Such Investor is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation.

(ii)     Such Investor has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by such Investor and constitutes a valid and binding agreement of such Investor enforceable against such Investor in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(iii)    The execution, delivery and performance of this Agreement by such Investor does not, and performance of its obligations hereunder will not, constitute or result in a breach or violation of, or a default under, the Organizational Documents of such Investor.

(iv)    Such Investor is the holder of record of those Equity Securities listed across from such Investor’s name on Schedule II hereto.

(v)    Such Investor represents that EIM has, and during the term of this Agreement will have, policies and safeguards in place designed to ensure that EIM and the Investors do not trade securities of the Company while in possession of material nonpublic information.

(vi)    Neither such Investor nor any of its Affiliates Beneficially Owns any Equity Securities of the Company other than those Equity Securities listed on Schedule II hereto.

(b)    Each Investor is acquiring the Subject Shares pursuant to an exemption from registration under the Securities Act solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Each Investor acknowledges that the Subject Shares are not registered under the Securities Act, or any state securities laws, and that the Subject Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable, and in each case subject to the other limitations set forth in this Agreement.

Article III
CORPORATE GOVERNANCE AND BOARD REPRESENTATION

Section 3.1    Board Nomination Rights.

(a)    As of the date hereof, the Board shall be comprised of nine (9) Directors as set forth below:

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[●]
[●]
[●]
[●]
[●]
[●]
[●]
[●]
[●]

(b)    The Company agrees that Elliott shall have the right, but not the obligation, to select a number of designees (each, an “Investor Designee”) equal to (i) two (or, in the event the number of directors on the Board is greater than nine, a number that would result in the number of Investor Designees representing 20% of the Directors then comprising the Board), for so long as Elliott and its controlled Affiliates collectively Beneficially Own at least 50% of the Subject Shares and (ii) one (or, in the event the number of directors on the Board is greater than nine, a number that would result in the number of Investor Designees representing 10% of the Directors then comprising the Board), for so long as Elliott and its controlled Affiliates collectively Beneficially Own at least 25% but less than 50% of the Subject Shares, in each case subject to each such Investor Designee’s compliance with the customary requirements of the Company’s [Nominating and Governance Committee] for service on the Board that are applicable to all non-employee Directors. For purposes of calculating the number of Investor Designees pursuant to the formula outlined above, any fractional amounts shall be rounded to the nearest whole number (but not below one for as long as Elliott and its controlled Affiliates own at least 25% of the Subject Shares) and the calculation shall be made on a pro forma basis after taking into account any increase in the size of the Board. For the avoidance of doubt, Investor Designees may be employees of Elliott and its Affiliates.

(c)    For the avoidance of doubt, if Elliott and its controlled Affiliates collectively cease to hold at least 50% of the Subject Shares but continue to hold at least 25% of the Subject Shares, Elliott will lose the right to select one of the two Investor Designees (or, in the event the number of Directors on the Board is greater than nine, a number that would result in the remaining number of Investor Designees that Elliott has the right to select to be 10% of the Directors then comprising the Board). If Elliott and its controlled Affiliates collectively cease to hold at least 25% of the Subject Shares, then Elliott will lose the right to select any Investor Designees. In the event that Elliott loses its right to select an Investor Designee pursuant to this Section 3.1(c), Elliott shall cause the applicable number of Investor Designees (if any) to promptly tender their resignations from the Board and any committee of the Board on which such Investor Designees then sit to the extent necessary to ensure that the number of Investor Designees then serving on the Board does not exceed the number of Investor Designees that Elliott would then be entitled to select pursuant to Section 3.1(b). In the event that Subject Shares are issued to Elliott or any of its controlled Affiliates after the loss of the right to select one or both Investor Designees due to the application of Section 3.1(b) and Section 3.1(c) (and not, for the avoidance of doubt, due to Elliott irrevocably waiving its rights to select Investor Designees in the circumstances contemplated by Section

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4.1(a) or Section 4.2), the applicability of such rights shall be determined as though such additional Subject Shares were outstanding as of and from the date of this Agreement, and, if Elliott and its controlled Affiliates then hold Subject Shares in excess of the thresholds set forth in Section 3.1(b), Elliott shall have the applicable rights set forth in Section 3.1(b).

(d)    In the event that less than the total number of Investor Designees that Elliott shall be entitled to select pursuant to Section 3.1(b) are serving on the Board at any time (including if any Investor Designee serving on the Board is unable or unwilling to serve as a Director, resigns as a Director, is removed as a Director or ceases to serve as a Director for any other reason or rights are reinstated pursuant to Section 3.1(c)), Elliott shall have the right, at any time, to select as an Investor Designee(s) such additional individual(s) to which it is entitled pursuant to Section 3.1(b) in each case subject to each such Investor Designee’s compliance with the customary requirements of the Company’s [Nominating and Governance Committee] for service on the Board that are applicable to all non-employee Directors. The Company and the Board shall take all necessary action that is reasonable and within their control (and to the extent such actions are permitted by Law and would not cause a violation of the Company’s Organizational Documents or the provisions of this Agreement) to effect the appointment of such individual(s) to the Board as promptly as reasonably practicable, whether by increasing the size of the Board, or otherwise, subject to approval by the Board, not to be unreasonably withheld, conditioned or delayed, and in accordance with the Board’s fiduciary duties. Any such individual selected by Elliott who becomes a Board member in replacement of an Investor Designee shall be deemed to be an Investor Designee for all purposes under this Agreement. In the event any individual selected by Elliott as an Investor Designee pursuant to this Section 3.1(d) is not appointed to the Board for any reason, Elliott shall be entitled to select an additional individual for appointment to the Board as Investor Designee and the terms of this Section 3.1(d) shall continue to apply.

(e)    The Company agrees, notwithstanding any mandatory Director retirement age that may be adopted by the Company, to include in the slate of candidates for election to the Board at any meeting of stockholders called for the purpose of electing Directors all Investor Designees that Elliott has selected pursuant to Section 3.1(b), to nominate and recommend each such individual to be elected as a Director as provided herein, and to solicit proxies or consents in favor thereof. The Company is entitled to identify such individual as an Investor Designee pursuant to this Agreement.2

(f)    All committee assignments for the Investor Designee will be determined by the [Nominating and Governance Committee] after consultation with the Investor Designee (and subject to applicable legal requirements, including the corporate governance rules of Nasdaq).

(g)    Unless waived by the applicable Investor Designee, each Investor Designee shall be entitled to receive (i) any and all applicable director and committee fees and

2 Parties to agree to revised language as necessary in the event that Moelis-related DGCL amendments are not adopted or Moelis is not otherwise superseded or overruled prior to the closing of the Transactions.

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compensation that are payable to the Company’s non-employee Directors as part of the Company’s director compensation plan and (ii) reimbursement by the Company for reasonable and documented out-of-pocket expenses incurred while traveling to and from Board and committee meetings as well as travel for other business related to his or her service on the Board or committees thereof, subject to any maximum reimbursement obligations of general applicability to Directors as may be established by the Board from time to time. For the avoidance of doubt, each Investor Designee shall be permitted to assign its right to any fees, compensation, reimbursed expenses or any other consideration received or to be received, as applicable, in exchange for such Investor Designee’s service as a Director to Elliott or any of its Affiliates.

(h)    The Company and Elliott acknowledge that each Investor Designee, upon election or appointment to the Board, shall be obligated to abide, in all respects, with all policies and procedures of the Company that are applicable to all Directors. The Company shall at all times (i) provide each Investor Designee (in his or her capacity as a member of the Board) with the same rights and benefits (including with respect to insurance, indemnification and exculpation) that it provides to other members of the Board and (ii) maintain directors’ and officers’ liability insurance as determined by the Board.

Article IV
STANDSTILL; VOTING AND OTHER MATTERS

Section 4.1    Standstill Restrictions.

(a)    From and after the date of this Agreement until the later of (i) the date that is one (1) year after the date of this Agreement and (ii) 30 days following the date that is the later to occur of Elliott no longer having (x) an Investor Designee serving on the Board or (y) a right to select an Investor Designee including as a result of Elliott irrevocably waiving its rights to select Investor Designees pursuant to this Agreement (the “Standstill Period”), without the prior written consent of the Company, Elliott and its controlled Affiliates shall not (and any person acting on behalf of or at the direction of Elliott or any such controlled Affiliates shall not), directly or indirectly:

(i)     acquire, or agree or offer to acquire (including through the acquisition of Beneficial Ownership) any Equity Securities of the Company or a material portion of the assets of the Company or its Subsidiaries, or any warrant, option or other direct or indirect right to acquire any such securities or assets; provided, however, that nothing in this Section 4.1(a)(i) shall prevent the acquisition of (x) Common Stock pursuant to the exercise, conversion or redemption of shares of preferred stock or warrants of the Company held by Elliott or its controlled Affiliates as of the date hereof in accordance with their terms or (y) in the event that the Company issues Equity Securities in connection with a capital raising or liability management transaction, voting Common Stock acquired within three (3) months of such capital raising or liability management transaction to the minimum extent necessary to reverse the dilution to Elliott and its controlled Affiliates’ total percentage voting power of the voting Common Stock of the Company resulting from such capital raising or liability management transaction;

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(ii)     make or submit to the Company or any of its Subsidiaries any proposal for or offer to enter into any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its Subsidiaries, either publicly or in a manner that would reasonably be expected to require public disclosure by the Company or Elliott or its controlled Affiliates (it being understood that the foregoing shall not restrict Elliott or its controlled Affiliates from tendering shares, receiving consideration or other payment for shares or otherwise participating in any extraordinary transaction, in each case, on the same basis as other stockholders of the Company generally);

(iii)    engage in, any “solicitation” of “proxies” as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”) with respect to the election or removal of directors of the Company or any other matter or proposal relating to the Company or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies;

(iv)    file with the SEC a proxy statement or any supplement thereof or any other soliciting material in respect of the Company or its stockholders that would be required to be filed with the SEC pursuant to Rule 14a-12 or other provisions of the Exchange Act;

(v)    (x) nominate or recommend for nomination a person for election to the Board at any Stockholder Meeting at which directors of the Board are to be elected or (y) seek the removal of any member of the Board, in each case other than as expressly permitted pursuant to Section 3.1; provided that nothing in this clause (v) shall prevent Elliott or its controlled Affiliates from taking actions in accordance with Section 3.1, as applicable;

(vi)    submit any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting;

(vii)    initiate or in any way intentionally participate or engage in, any “withhold” or similar campaign with respect to any Stockholder Meeting;

(viii)    form, join or act in concert with a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of voting, acquiring, holding, or disposing of, any Equity Securities of the Company (other than solely with controlled Affiliates of Elliott);

(ix)    call or seek to call (publicly or otherwise), alone or in concert with others, a special meeting of the stockholders of the Company, or initiate or propose any action by written consent;

(x)    enter into any negotiations, agreements or arrangements with any other persons to take any action that Elliott and its controlled Affiliates are prohibited from taking pursuant to this Section 4.1; or

(xi)    make any request to amend or waive any provision of this Section 4.1(a), in each case publicly or in a manner that would reasonably be expected to require the Company or Elliott or any of its controlled Affiliates to make any public announcement or disclosure of such request.

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(b)    Notwithstanding anything to the contrary in Section 4.1(a), this Section 4.1 shall not prevent or restrict the ability of Elliott or any of its controlled Affiliates from making any proposal to the Company or the Board privately, so long as the making or receipt of such proposal would not reasonably be expected to require the Company, Elliott or any of its controlled Affiliates to make any public disclosure regarding the possibility of a business combination, merger or other type of transaction described in Section 4.1(a), and further:

(i)     this Section 4.1 shall be inoperative and of no force and effect upon the earliest of: (x) as a nonexclusive remedy for any material breach of Section 3.1 of this Agreement by the Company, upon ten (10) Business Days’ written notice by Elliott to the Company if such breach has not been cured within such notice period, provided that none of Elliott or its controlled Affiliates are in material breach of this Agreement at the time such notice is given or prior to the end of the notice period; (y) any Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) other than Elliott or any of its Affiliates, or any “group” including or consisting of Elliott or any of its Affiliates (A) entering into an agreement with the Company to (1) acquire Beneficial Ownership of more than 50% of the total voting power of the Equity Securities of the Company, (2) designate members who, in the aggregate, hold a majority of the voting power of the Board, or (3) acquire all or substantially all of the assets of the Company and its subsidiaries or (B) commencing any tender or exchange offer (by any Person other than Elliott or its controlled Affiliates) which, if consummated, would result in the acquisition by any Person of Beneficial Ownership of more than 50% of the total voting power of the Equity Securities of the Company, where the Company files with the SEC a Schedule 14D-9 (or any amendment thereto) that does not recommend that its shareholders reject such tender or exchange offer (other than a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act in response to the commencement of any tender or exchange offer); and (z) if the Board recommends for approval or adopts any amendment to the certificate of incorporation or bylaws of the Company that would reasonably be expected to impair in any material respect the Company’s ability to comply with the terms of this Agreement upon ten (10) Business Days’ written notice by Elliott to the Company if such noncompliance has not been cured within such notice period; provided that this clause (z) shall not apply if any Investor Designee recommends for approval or adopts such amendment;

(ii)     if the Company enters into, or publicly announces any plans to enter into, any agreement or understanding with respect to the sale or disposition of all or substantially all of the equity or assets of the Company or any of its significant subsidiaries (as such term is defined in Rule 405 of the Securities Act) or other extraordinary transaction, nothing in this Section 4.1 shall prohibit or restrict Elliott or its Affiliates from making any private statements (written or oral) with respect to such sale or disposition;

(iii)    nothing in this Section 4.1 shall be understood to prohibit or otherwise limit Elliott and its controlled Affiliates from (w) (A) negotiating with third parties, evaluating or trading, directly or indirectly in any non-convertible indebtedness of the Company or any of its Subsidiaries, Derivative Instruments that can only be settled with cash payments, exchange traded fund, benchmark or other basket of securities which may contain, or may otherwise reflect the performance of, any securities of the Company, (B) selling Equity Securities or exercising rights in accordance with the Registration Rights Agreement or (C)

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pledging, lending or granting a security interest in any Equity Securities, (x) engaging in private communications with the Chairman of the Board, Chief Executive Officer or other senior executive officers or their designees, in each case, only so long as such private communications would not reasonably be expected to require any public disclosure thereof by the Company or Elliott or any of its controlled Affiliates, (y) making any factual statement to comply with any oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process by any Governmental Entity or pursuant to Law (so long as such process or request did not arise as a result of discretionary acts by Elliott or any of its controlled Affiliates), including in accordance with Section 4.3(b), or (z) granting any liens or encumbrances on any claims or interests in favor of a bank or broker-dealer or prime broker holding such claims or interests in custody or prime brokerage in the ordinary course of business, which lien or encumbrance is released upon the transfer of such claims or interests in accordance with the terms of the custody or prime brokerage agreement(s), as applicable;

(iv)    nothing in this Section 4.1 shall prohibit or restrict any Investor Designee serving as a Director, in his or her personal capacity as a Director, from exercising his or her rights and fiduciary duties as a Director of the Company, or engaging in any discussions solely among other members of the Board or management, advisors, representatives or agents of the Company; and

(v)    nothing in this Section 4.1 shall prohibit or restrict any Investor Designee serving as a Director from communicating with any employee of the Company or its subsidiaries in any manner consistent with applicable Company policies and ordinary Company practices.

Section 4.2    Quorum and Voting. From and after the date of this Agreement until 30 days following the date that is the later to occur of the Elliott no longer having (x) an Investor Designee serving on the Board or (y) a right to select an Investor Designee including as a result of Elliott irrevocably waiving its rights to select any Investor Designees pursuant to this Agreement, Elliott, Investors and each other Investor Participant shall (and Elliott shall cause each such other Investor Participant to) cause all Equity Securities of the Company Beneficially Owned by Elliott, Investors and each Investor Participant that any of them has the right to vote (or to direct the vote), as of the applicable record date for any annual meeting or special meeting of stockholders of the Company or any action by written consent of stockholders (each, a “Stockholder Meeting”), to be present for quorum purposes and to be voted, at all such Stockholder Meetings or at any adjournments or postponements thereof, in favor of all Directors nominated by the Board in all Director elections.

Section 4.3    Confidentiality.

(a)    Elliott shall keep confidential, and shall instruct its Affiliates and its and their respective Representatives (as defined below) who receive Confidential Information (as defined below) to keep confidential, any and all confidential, non-public or proprietary information and data (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof or whether pursuant to this Agreement or otherwise) to the extent relating to the Company or any of its Subsidiaries provided by, or on behalf of,

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the Company, any of its Subsidiaries or their respective Representatives to Elliott or any of its Representatives (collectively, “Confidential Information”), except that such Confidential Information may be provided to Elliott and its Affiliates and its and their respective officers, directors, employees, accountants, counsel, consultants and other agents and advisors (“Representatives”); provided that Confidential Information will not include any information that (A) is or becomes public knowledge other than as a result of any breach or violation of this Agreement by Elliott or its Affiliates or Representatives, (B) is disclosed to Elliott, its Affiliates or its or their respective Representatives by a third party not known by Elliott or its Affiliates or Representatives to be in violation of a non-disclosure obligation (or any other contractual, legal or fiduciary obligation of confidentiality) to the Company by making such disclosure, (C) is already in the possession of Elliott, its Affiliates or its or their respective Representatives prior to such information being furnished to Elliott, its Affiliates or its or their respective Representatives without violation of any obligations hereunder (and the source of such information was not known by Elliott or its Affiliates or Representatives to be in violation of a non-disclosure obligation (or any other contractual, legal or fiduciary obligation of confidentiality) to the Company by making such disclosure), (D) is independently developed by Elliott or any of their respective Affiliates or Representatives without reference to or use of the Confidential Information, (E) is approved in writing by the Company for disclosure by Elliott or any of its Affiliates or Representatives (as applicable) or (F) is provided to a prospective purchaser; provided that such prospective purchaser (i) is not a Restricted Transferee, (ii) shall have been advised of this Agreement and shall have expressly agreed to be bound by the confidentiality provisions hereof and (iii) unless such prospective purchaser signs a joinder hereto in a form and substance reasonably acceptable to the Company or a separate confidentiality agreement with the Company, shall be deemed a Representative of Elliott for purposes of this Section 4.3, and Elliott shall be liable for any breach of this Section 4.3 or any misuse of the Confidential Information by such prospective purchaser. For the avoidance of doubt, subject to applicable Law (including any applicable fiduciary duties), the Investor Designees shall be permitted to share Confidential Information with Elliott, its Affiliates, and their respective Representatives, provided that Elliott, its Affiliates, and their respective Representatives who receive Confidential Information remain bound by the confidentiality provisions hereof.

(b)    If Elliott, any Investor or any of their respective Affiliates is requested or required by oral questions, interrogatories, requests for information of documents, subpoenas, civil investigative demand or similar process by any Governmental Entity or pursuant to Law to disclose or provide any Confidential Information, the Person that received such request or demand or is subject to such requirement shall, to the extent permitted by applicable Law, provide the Company with prior written notice thereof promptly after receipt of such request and the terms and circumstances surrounding such request so that the Company may seek a protective order or other appropriate remedy at its sole expense. Each Party agrees to reasonably cooperate with the other Party in connection with seeking any such order or other appropriate remedy. If such protective order is not promptly obtained, and the Person that received such request or demand is required, as advised by legal counsel, to disclose Confidential Information pursuant to applicable Law, such Person shall (a) furnish only that portion of the Confidential Information that legal counsel advises is legally required to be disclosed and (b) exercise reasonable efforts, at the Company’s sole expense, to obtain

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reliable assurances that confidential treatment will be afforded to the Confidential Information. Notwithstanding the foregoing, the Person that received such request or demand or is subject to such requirement may disclose Confidential Information, and the foregoing notice and other actions shall not be required, where such disclosure is required in connection with an audit, review or examination by a governmental regulatory or self-regulatory authority of competent jurisdiction that is not targeted at, and does not specifically reference, the Company, any of its Affiliates, the Confidential Information, or the transactions contemplated by the Merger Agreement.

(c)    Elliott, on behalf of itself and each other Investor Participant, acknowledges and agrees that Elliott, Investors and each other Investor Participant are aware, and will advise any Investor Designee, any of their respective Representatives, and any other entity or Person who receives Confidential Information, that Confidential Information may include material, non-public information and applicable securities Laws prohibit any Person who has received material, non-public information from purchasing or selling securities on the basis of such information or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities, in each case unless in compliance with such Laws.

(d)    Except as expressly set forth in this Agreement, nothing in this Agreement shall be deemed to restrain Elliott, Investors or any of their respective Affiliates from purchasing, selling or otherwise trading in any securities of the Company or any derivative securities which reference such securities, in each case, in compliance with applicable securities Laws. Following the Lock-Up Termination Date, the Company agrees that, upon the written request of Elliott, it will confirm to Elliott in writing whether the Company is in an Open Window as promptly as reasonably practicable (and within no more than one Business Day) after such request. Without the consent of Elliott, except as required to comply with applicable Law, the insider trading policies of the Company will not apply to Elliott or any of its Affiliates (excluding any Investor Designee in accordance with Section 3.1(h)) during the term of this Agreement.

Article V
TRANSFER RESTRICTIONS

Section 5.1    Transfer Restrictions.

(a)    None of Elliott, Investors or any of their respective Affiliates (including any Investor Participant) shall (and Elliott shall cause any such Person not to), Transfer any Equity Securities of the Company to any Person without the prior written consent of the Company prior to the six (6) month anniversary of the Closing Date (the “Lock-Up Termination Date”); provided, however, that this Section 5.1(a) shall only apply to Elliott, Investors and their respective Affiliates to the extent that each of the executive officers and Directors of the Company that was an executive officer or director of Uniti immediately prior to the Closing are subject to restrictions on substantially similar terms (it being understood that such restrictions on executive officers and directors shall contain customary exceptions). To the extent the Company waives any such restriction applicable to any executive officer or

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Director of the Company prior to the Lock-Up Termination Date, Elliott, Investors and each of their respective Affiliates (including any Investor Participant) shall be concurrently and automatically released from the foregoing limitation.

(b)    Notwithstanding the foregoing, the restrictions set forth in Section 5.1(a) shall not apply to:

(i)     Transfers to any Permitted Transferee, in each case, that has agreed to be bound by the terms of this Agreement by executing and delivering a counterpart to this Agreement in the form attached hereto as Exhibit A prior to such Transfer (provided that the transferor shall continue to be liable hereunder for any failure of the transferee to comply with Section 5.1 of this Agreement);

(ii)     Transfers pursuant to a merger, consolidation or other business combination, involving the Company or the sale of all or substantially all of the assets of the Company, in each case, in a transaction that has been approved by the Board; and

(iii)    Transfers pursuant to a tender offer or exchange offer for Common Stock if such offer is made by a Person other than Elliott, any Investor or their respective Affiliates, and recommended by the Board.

(c)    Notwithstanding Section 5.1(a) and Section 5.1(b), none of Elliott, Investors or any of their respective Affiliates (including any Investor Participant) will at any time (without the prior written consent of the Company) Transfer any Equity Securities of the Company to any Restricted Transferee. In no event shall the foregoing limitation apply to, or limit in any way sales by Elliott, Investors or any of their respective Affiliates (including any Investor Participant) (i) to or through underwriters in a public offering, (ii) “at the market” to or through market makers or into an existing market for the Equity Securities, (iii) in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers or (iv) in block trades in which a broker-dealer attempts to sell the Equity Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction.

(d)    Any attempted Transfer in violation of this Section 5.1 shall be null and void ab initio.

Section 5.2    Legends on Shares; Securities Act Compliance.

(a)    Unless otherwise requested by an Investor Participant, shares of Common Stock of the Company held by Investor Participants shall be uncertificated and evidenced by book-entry registration on the books and records of the Company’s transfer agent or warrant agent, as applicable. Such shares of Common Stock shall bear a restrictive notation substantially similar to the legend set forth below, and in the event that any shares of Common Stock are certificated, each share certificate shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY

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STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAW.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS AND OTHER RESTRICTIONS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED AS OF [●], A COPY OF WHICH MAY BE INSPECTED AT THE OFFICE OF THE COMPANY, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOTED OR OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE THEREWITH.”

(b)    With respect to shares of Common Stock held by Investor Participants, at such time as any Investor Participant delivers to the Company a legal opinion, addressed to the Company and in form and substance reasonably acceptable to the Company, from a reputable national U.S. law firm, that the first legend set forth in Section 5.2(a) is no longer required under the Securities Act, the Company agrees that it will promptly after the later of the delivery of such opinion and, with respect to certificated shares of Common Stock, the delivery by such Investor Participant to the Company or its transfer agent of a certificate (in the case of a Transfer, in the proper form for Transfer) representing shares of Common Stock held by such Investor Participant issued with the foregoing restrictive legend, deliver or cause to be delivered to such Investor Participant a replacement stock certificate representing shares of Common Stock held by such Investor Participant that is free from the first legend set forth in Section 5.2(a) or remove or cause to be removed any comparable legend or restriction or other arrangement with respect to any uncertificated shares of Common Stock, provided, however, that if any shares of Common Stock were issued or sold to Investor Participants pursuant to an instrument or agreement containing legends which are subject to additional or more restrictive terms for their removal, nothing in this Agreement shall require the Company to remove such legends other than in accordance with the terms included in such instrument or agreement.

(c)    From and after the Lock-Up Termination Date, with respect to shares of Common Stock held by the Investor Participants, the Company agrees that it will promptly after notice from any Investor Participant to the Company and, with respect to certificated shares of Common Stock, the delivery by such Investor Participant to the Company or its transfer agent of a certificate (in the case of a Transfer, in the proper form for Transfer) representing shares of Common Stock held by such Investor Participant issued with the foregoing restrictive legend, deliver or cause to be delivered to such Investor Participant a replacement stock certificate representing such shares of Common Stock held by such Investor Participant that is free from the second legend set forth in Section 5.2(a) or remove or cause to be removed any comparable legend or restriction or other arrangement with respect to any uncertificated shares of Common Stock, provided, however, that if any shares of Common Stock were issued or sold to Investor Participants pursuant to an instrument or agreement containing legends which are subject to additional or more restrictive terms for their removal, nothing in this Agreement shall require the Company to remove such legends other than in accordance with the terms included in such instrument or agreement.

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(d)    The Company agrees that it will use commercially reasonable efforts to take the following actions to enable such Investor Participant to sell Equity Securities: (i) causing the transfer agent to remove restrictive legends as set forth in this Section 5.2, (ii) delivering any necessary opinions or instruction letters to remove or cause to be removed any such restrictive legends or (iii) otherwise cooperating with any reasonable request by Elliott or any of its Affiliates relating to such a sale in order to facilitate settlement in accordance with the standard settlement cycle for securities transactions set forth in Rule 15c6-1(a) promulgated under the Exchange Act within one Business Day. The Company further agrees that, in the event the Company fails to comply with the foregoing clause (i) or (ii), the Company hereby authorizes its transfer agent to rely upon the opinion of counsel to the applicable Investor Participants.

Article VI
MISCELLANEOUS

Section 6.1    Termination. This Agreement shall terminate and be of no further force and effect on the first date on which Elliott, Investors and their respective Affiliates cease to Beneficially Own any Equity Securities (excluding any Derivative Instruments) of the Company; provided that any such termination shall not relieve a Party from liability for any breach incurred prior to such termination; provided, further, that Section 4.3 of this Agreement shall survive any such termination until the date that is twelve (12) months after the date on which Elliott no longer has an Investor Designee serving on the Board.

Section 6.2    Assignments. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. None of the Parties may directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement (whether by merger, consolidation or otherwise by operation of law) without the prior written consent of the other Parties. Any purported direct or indirect assignment in violation of this Section 6.2 shall be null and void ab initio.

Section 6.3    Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Elliott and Investors, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 6.4    Notices. Any notice, request, instruction or other document to be given hereunder by any Party to any other Party shall be in writing and shall be deemed given to a Party when (a) served by personal delivery upon the Party for whom it is intended, (b) served by an internationally recognized overnight courier service upon the Party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested, or (d) sent by email, provided that the transmission of the email is promptly confirmed by telephone, in each case, to the following addresses or email addresses and marked to the attention of the Person (by

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name or title) designated below, or to such other Persons or addresses as may be designated in writing by the Party to receive such notice as provided below:

If to the Company:

[●]

Attention: [●]

Telephone: [●]

E-mail: [●]

With copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention:	H. Oliver Smith
Evan Rosen
Telephone:	(212) 450-4636
(212) 450-4505
E-mail:	oliver.smith@davispolk.com
evan.rosen@davispolk.com

If to Investors or Elliott:

[●]
Attention: [●]

Telephone: [●]
E-mail: [●]

With a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
66 Hudson Blvd.
New York, NY 10001
Attention:	Kevin M. Schmidt
Jennifer L. Chu
Email:	kmschmidt@debevoise.com
jlchu@debevoise.com

Section 6.5    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW RULES THEREOF THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. IN CONNECTION WITH ANY

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CONTROVERSY ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE, IF A BASIS FOR FEDERAL COURT JURISDICTION IS PRESENT, AND, OTHERWISE, IN THE COURTS OF THE STATE OF DELAWARE. EACH OF THE PARTIES IRREVOCABLY CONSENTS TO SERVICE OF PROCESS OUT OF THE AFOREMENTIONED COURTS AND WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE AFOREMENTIONED COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN SUCH COURTS THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.5 6.5.

(c)    The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without the necessity of providing any bond or other security, and no Party will oppose the granting of such relief on the basis that money damages are adequate or that the other Parties otherwise have an adequate remedy at Law, this being in addition to any other remedy to which such Party is entitled at law or in equity.

Section 6.6    Entire Agreement; No Other Representations. Except for the Merger Agreement, Registration Rights Agreement, the Certificate of Designations and the Warrant Agreement, this Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings or representations and warranties, both written and oral, between the Parties with respect to the subject matter hereof.

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Section 6.7    No Third-Party Beneficiaries. The Parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 6.8    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 6.9    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of this Agreement by one Party to the others may be made by facsimile, electronic mail, other electronic format (including any electronic signature complying with the Delaware Uniform Electronic Transactions Act, as amended from time to time, or other applicable law) or other transmission method, and the Parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 6.10    Exercise of Rights. A failure to exercise or delay in exercising a right or remedy provided by this Agreement or law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of that right or remedy or the exercise of another right or remedy.

Section 6.11    Rights Cumulative. The rights, powers and remedies conferred on any Party by this Agreement and remedies available to any Parties are cumulative and are additional to any right, power or remedy which it may have under general law or otherwise.

Section 6.12    No Partnership. No provision of this Agreement creates a partnership between any of the Parties or makes a Party the agent of another Party for any purpose. A Party has no authority or power to bind, to contract in the name of, or to create a liability for, another Party in any way or for any purpose.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

[NEW UNITI]
By:
Name:
Title:

ELLIOTT INVESTMENT MANAGEMENT L.P.

By:
Name:
Title:

ELLIOTT ASSOCIATES, L.P.

By:
Name:
Title:

ELLIOTT INTERNATIONAL, L.P.

By:
Name:
Title:

NEXUS AGGREGATOR L.P.

By:
Name:
Title:

 [Signature Page to Stockholders Agreement]

DEVONIAN II ICAV, acting solely for and on behalf of its sub-fund DEVONIAN II – SUB-FUND I
By:
Name:
Title:

ii